EXHIBIT 12.1

                              SAKS HOLDINGS, INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                                   (MILLIONS)

                                    26 WEEKS ENDED                         FISCAL YEAR ENDED
                                  -------------------    ------------------------------------------------------
                                  AUG. 3,    JULY 28,    FEB. 3,    JAN. 28,    JAN. 29,    JAN. 30,    FEB. 1,
                                   1996        1995       1996        1995        1994        1993       1992
                                  -------    --------    -------    --------    --------    --------    -------
EARNINGS
Net Income.....................    (28.9)      (56.4)     (64.1)      (10.6)     (255.8)      (85.5)     (180.5)
Add Back:
    Taxes......................      0.0         0.0        0.0         0.0         0.0         0.0         0.0
    Extraordinary Items........     (3.3)       (5.7)      (6.0)       (0.5)      (27.6)       (8.4)      (11.5)
                                  -------    --------    -------    --------    --------    --------    -------
Earnings.......................    (25.6)      (50.7)     (58.1)      (10.1)     (228.2)      (77.1)     (169.0)
Portion of Minimum Rent
  Representative of Interest...      3.0         2.3        5.1         4.4         4.6         2.5         2.0
Interest on Indebtedness.......     37.9        38.1       84.2        63.4        59.9        72.6       107.0
Add Back: Amortization of Cap
Interest.......................      0.6         0.5        1.0         1.0         1.1         1.1         1.0
Add: Amortization of Debt
Expense........................      4.2         5.3       10.0        12.7        13.9        16.8        19.2
                                  -------    --------    -------    --------    --------    --------    -------
TOTAL EARNINGS AS ADJUSTED.....     20.1        (4.5)      42.2        71.4      (148.7)       15.9       (39.8)
                                  -------    --------    -------    --------    --------    --------    -------
Pro Forma Interest Savings--
IPO............................    (10.2)      (17.0)     (34.6)
Pro Forma Interest Savings--
Convertible Debt...............     (1.7)       (1.7)      (3.5)
Pro Forma Deferred Financing
Cost Savings...................     (0.1)       (0.1)      (0.2)
                                  -------    --------    -------
TOTAL EARNINGS AS ADJUSTED--
PRO FORMA......................     32.1        14.3       80.5        71.4      (148.7)       15.9       (39.8)
                                  -------    --------    -------    --------    --------    --------    -------
                                  -------    --------    -------    --------    --------    --------    -------

FIXED CHARGES
Portion of Minimum Rent
Representative of Interest.....      3.0         2.3        5.1         4.4         4.6         2.5         2.0
Interest on Indebtedness.......     37.9        38.1       84.2        63.4        59.9        72.6       107.0
Add Back: Capitalized
Interest.......................      0.8         1.2        1.5         1.4         0.4         0.8         1.7
Add: Amortization of Debt
Expense........................      4.2         5.3       10.0        12.7        13.9        16.8        19.2
                                  -------    --------    -------    --------    --------    --------    -------
TOTAL FIXED CHARGES............     45.9        46.9      100.8        81.9        78.8        92.7       129.9
                                  -------    --------    -------    --------    --------    --------    -------
Pro Forma Interest Savings--
IPO............................    (10.2)      (17.0)     (34.6)
Pro Forma Interest Savings--
Convertible Debt...............     (1.7)       (1.7)      (3.5)
Pro Forma Deferred Financing
Cost Savings...................     (0.1)       (0.1)      (0.2)
                                  -------    --------    -------    --------    --------    --------    -------
TOTAL FIXED CHARGES--PRO
FORMA..........................     33.9        28.1       62.6        81.9        78.8        92.7       129.9
                                  -------    --------    -------    --------    --------    --------    -------
                                  -------    --------    -------    --------    --------    --------    -------
DEFICIENCY OF FIXED CHARGES
OVER EARNINGS..................     25.8        51.4       58.6        10.5       227.5        76.8       169.7
                                  -------    --------    -------    --------    --------    --------    -------
                                  -------    --------    -------    --------    --------    --------    -------
PRO FORMA DEFICIENCY OF FIXED
CHARGES OVER EARNINGS..........      1.8        13.8
                                  -------    --------
                                  -------    --------
PRO FORMA RATIO OF EARNINGS TO
FIXED CHARGES..................                            1.29
                                                         -------
                                                         -------